Exhibit 23.1











                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-25915) pertaining to the First Aviation Services Inc. Stock Incentive Plan of our report dated April 9, 2001, with respect to the consolidated financial statements and schedule of First Aviation Services Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2001 filed with the Securities and Exchange Commission.







Stamford, Connecticut                                      /s/ Ernst & Young LLP
September 17, 2001